Exhibit 10.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR BORROWER (AS DEFINED BELOW) RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

SECURED CREDIT NOTE

(Original Issue Discount)

Not to Exceed the Principal Sum of $1,000,000.00	July 22, 2024

FOR VALUE RECEIVED, Pineapple Energy, Inc., a Minnesota corporation having an office located at 10900 Red Circle Drive, Minnetonka, Minnesota 55343 (the “Borrower”), promises to pay to the order of MBB Energy, LLC, a New York limited liability company having an office located at 171 Remington Boulevard, Ronkonkoma, New York 11779 (“Lender”) or at such other place as the holder hereof may from time to time designate in writing, in federal funds immediately available in New York, all Loans (defined herein) made by Lender to Borrower hereunder in an amount not to exceed the aggregate principal sum of One Million ($1,000,000.00) Dollars as indicated on the Grid Schedule attached hereto as Annex 1, as same shall be amended from time to time subsequent to the date hereof, in accordance with the Credit Agreement (defined herein).

This Secured Credit Note (the “Note”) is the Secured Credit Note referred to in that certain Secured Credit Agreement of even date herewith between Borrower and Lender (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”). This Note is secured by that certain Security Agreement of even date herewith between the Borrower and Lender (the “Security Agreement”). This Note is subject to the terms and provisions of that certain Subordination Agreement of even date herewith among Borrower, Lender, Decathlon Specialty Finance, LLC, and Hercules Capital, Inc. Certain capitalized terms used in this Note which are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

1.	Loans.

a.          Initial Loan. Lender is making an initial loan (the “Initial Loan”) to Borrower in the principal sum of Five Hundred Thousand ($500,000.00) Dollars to Borrower on the date hereof, on the terms and conditions set forth herein (the “Initial Loan”) and in accordance with the Credit Agreement. Lender shall advance the Initial Loan to Borrower in an amount equal to such principal sum minus the Original Issue Discount.

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b.          Discretionary Advances. Commencing ninety (90) calendar days following the date of this Note and terminating on the first (1st) anniversary of the Closing Date (the “Termination Date”), Lender shall have the right, without commitment or obligation, to make one or more loans (each a “Loan” and collectively with the Initial Loan, the “Loans”) to Borrower from time to time upon Borrower’s written request as set forth in the Credit Agreement; provided that no Loan shall be made if, after giving effect to such Loan, the aggregate of all outstanding Loans would exceed the the principal sum of One Million ($1,000,000.00) Dollars. Lender shall advance any Loan to Borrower in an amount equal to the principal sum of such Loan minus the Original Issue Discount. Lender is authorized to record the date, amount of each Loan, and the date and amount of each payment or prepayment of principal of each Loan by the Borrower in Lender’s records and/or on the Grid Schedule as set forth in the Credit Agreement. The Grid Schedule and the books and records of Lender shall constitute presumptive evidence of the information so recorded, absent manifest error.

c.          Notwithstanding any such deduction of the Original Issue Discount, Borrower is and shall remain liable to pay (a) the full principal amount of all Loans, inclusive of the Original Issue Discount and without giving effect to such deduction, and (b) interest, which shall accrue on the outstanding principal amount of such Loans, inclusive of the Original Issue Discount and without giving effect to such deduction from and after the Maturity Date. All calculations of interest and fees in respect of the Loans shall be calculated on the basis of their full stated principal sum. For the avoidance of doubt, the Original Issue Discount is and shall be deemed to be a part of the aggregate outstanding principal sum due under this Note.

2.         Interest Rate. Each Loan shall bear interest on the unpaid principal amount thereof (without deduction for the Ordinary Issue Discount) at an interest rate equal to Twenty Percent (20.0%) per annum; provided that payment in full of the Repayment Amount, inclusive of the Original Issue Discount, on the Maturity Date satisfies the interest accrual on the Loan from initial issuance to the Maturity Date. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Loans hereunder shall bear interest payable on demand at a rate of interest of five (5.0%) percent per annum in excess of the interest rate otherwise then in effect or, if less, the maximum lawful rate of interest. Interest on each Loan shall be calculated on the basis year of 360 days and shall be payable for the actual days elapsed.

3.         Maturity. On the Maturity Date, the entire outstanding Repayment Amount (including the Original Issue Discount) shall be due and payable in full without any notice or demand whatsoever being required.

4.         Application of Payments. All payments received by Lender hereunder shall be applied first, to interest in accordance with the Credit Agreement, second, to the unpaid principal amount of all Loans then outstanding (including the Original Issue Discount), and

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third, to the payment of any fees, costs, expenses or charges then payable by Borrower to Lender hereunder, under the Credit Agreement or under any other document executed and delivered by Borrower to Lender or the holder hereof (or to either of their respective successors, assigns or Affiliates.

5.          Event of Default. Upon the occurrence of an Event of Default, Lender shall have the unconditional right, but not the obligation, to accelerate and declare this Note to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

6.          Usury Savings Clause. Notwithstanding anything in to the contrary stated in this Note or the Credit Agreement, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to Lender limiting the rates of interest that may be charged or collected by Lender. If the provisions of this Note or the Credit Agreement would at any time otherwise require payment by the Borrower to Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments shall be reduced to the extent necessary so that Lender shall not receive interest in excess of such maximum amount.

7.          Time of the essence. Time is of the essence as to all dates set forth herein; provided, however that whenever any payment to be made under this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computations of payment of interest. “Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks are required or permitted to close in the State of New York.

8.          Borrower’s Absolute Obligation. No provision of this Note or the Credit Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest due with respect to this Note at the place, at the respective times, and in the currency herein prescribed.

9.          Prepayment. Borrower shall prepay the Loans prior to Maturity in accordance with the Credit Agreement.

10.        Waivers. The Borrower and all endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

11.        Governing Laws. This Agreement and the performance hereunder will be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of laws or statutes. The parties agree that the sole and exclusive jurisdiction and venue for any litigation arising from or relating to this Agreement or the subject matter hereof

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will be a federal or state court located in Suffolk County in the State of New York. Each party knowingly and voluntarily submits to personal jurisdiction over it in New York and to the exercise of jurisdiction over it by such court. Borrower knowingly and voluntarily waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of such federal or state courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Note may not be litigated in or by such federal or state courts. BORROWER AND LENDER EACH HEREBY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING, AT LAW OR IN EQUITY, DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

PINEAPPLE ENERGY, INC.

By:
Name: James R. Brennan
Title: Chief Operating Officer

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ANNEX 1

Grid Schedule to Revolving Credit Note

between Pineapple Energy, Inc. and MBB Energy, LLC

Date of Loan Disbursement	Principal Amount of Loan	Amount of Principal Repaid	Notation Made by